UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2023
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-07626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2023, Sensient Technologies Corporation (the “Company”) entered into a fixed rate, senior note purchase agreement (the “Note Purchase Agreement”) with the purchasers named therein pursuant to which the Company issued $75,000,000 of U.S. dollar-denominated five-year 4.94% senior notes and €40,000,000 of Euro-denominated five-year 4.15% senior notes (collectively, the “Notes”).  The Notes bear interest on the unpaid principal amount from the date of issuance, payable semi-annually, on May 31 and November 30 in each year and on the maturity date of the Notes. Funds were received on May 31, 2023, and the proceeds were used to repay a portion of existing indebtedness under the Company’s Third Amended and Restated Credit Agreement dated as of May 5, 2021, as amended. The Notes will mature on May 31, 2028.

Similar to the Company’s other debt agreements, the Note Purchase Agreement contains various restrictions and covenants that require the Company to, among other things, limit its leverage ratio as of the end of each fiscal quarter to no more than 3.50 to 1.00, increased to 3.75 to 1.00 following certain material acquisitions. In addition, the Company may not permit its ratio of EBITDA to interest expense to be less than 3.00 to 1.00 as of the end of any fiscal quarter.

The Company may, at its option, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 or such lesser amount as shall be outstanding, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of the prepayment, and the make-whole and swap breakage amounts specified in the Note Purchase Agreement, each determined for the prepayment date with respect to the principal amount.

The Note Purchase Agreement also contains events of default that are customary in agreements of this type. The occurrence of an event of default will permit holders of more than 51% in principal amount of the Notes at the time outstanding to declare all Notes then outstanding to be immediately due and payable or, in certain cases, the holders of Notes affected by the event of default may declare all Notes held by them to be immediately due and payable. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency, or reorganization, all outstanding Notes will become due and payable immediately without any act on the part of the holders of the Notes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of May 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	June 5, 2023